Exhibit 10.13

                UNIVERSAL BROADBAND COMMUNICATIONS, INC.
                          EMPLOYMENT AGREEMENT


          FOR STEPHEN A. GARCIA, CHIEF FINANCIAL OFFICER (CFO)


     This Agreement is entered into on this 26th day of August 2002, in the City of Irvine, California, by and between UNIVERSAL BROADBAND COMMUNICATIONS, INC., a Nevada Corporation (hereinafter referred to as "COMPANY") and STEPHEN A. GARCIA (hereinafter referred to as "EXECUTIVE")
and collectively called the "Parties".   As of the date of the signing of
this Agreement, STEPHEN A. GARCIA is serving as Chief Financial Officer for the COMPANY, referred to in this Agreement as "CFO".

     WITNESSETH:

     WHEREAS, Employer is desirous of employing Executive in the capacity hereinafter stated, and Executive is desirous of continuing in the employ of Employer in such capacity, for the period and on the terms and conditions set forth herein;

     NOW THEREFORE, in consideration of the premises and of the mutual covenants and conditions herein contained, the parties hereto, intending to be legally bound, do hereby agree as follow:

1.   EMPLOYMENT
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     Employer hereby employs Executive as its Chief Financial Officer, and Executive accepts those duties that are customarily performed by the Chief Financial Officer of a telecommunications company and accepts all other duties described herein, and agrees to discharge the same faithfully and to the best of his ability and consistent with past performances and the highest and best standards of the telecommunications industry, in accordance with the policies of Employer's CEO and Board of Directors as established, and in compliance with all laws and Employer's Articles of Incorporation, Bylaws, Policies and Procedures, and in accordance with all federal, state, local and regulatory agency laws, regulations and guidelines, which shall take precedence over all other policy or corporate governance. Executive shall devote his full business time and attention to the business and affairs of Employer for which he is employed and shall perform the duties thereof to the best of his ability. Except as permitted by the prior written consent of Employer's Board of Directors, Executive shall not directly or indirectly render any services of a business, commercial or professional nature to any other person, firm or corporation, whether for compensation or otherwise, which are in conflict with Employer's interests. Executive shall perform such other duties as shall be from time to time prescribed by Employer's CEO and Board of Directors.

     Executive shall have such responsibility and duties and such authority to transact business on behalf of Employer, as are customarily incident to the office of Chief Financial Officer of a telecommunications company.

2.   TERM
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     Employer hereby employs Executive, and Executive hereby accepts employment with Employer for the period of two (2) years (the "Term"), commencing August 26, 2002, terminating August 30, 2004, with such Term being subject to prior termination as hereinafter provided. Where used herein, "Term" shall refer to the entire period of employment of Executive by Employer, whether for the period provided above, or whether terminated earlier as hereinafter provided, or extended, or extended by mutual agreement in writing by Employer and Executive.

3.   COMPENSATION
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     In consideration for all services to be rendered by Executive to Employer, Employer agrees to pay Executive a starting base salary of One Hundred Twenty Thousand ($120,000) for the first year of his Employment Agreement commencing the 26th day of August 2002, through the 26th day of August 2003. For the second year of this Employment Agreement, commencing the 26th day of August 2003, through the 30th day of August 2004, the Executive's base salary shall be One Hundred Sixty Thousand Dollars ($160,000).

     One Hundred Thousand (100,000) shares of registered common stock of COMPANY, ownership of said stock shall vest with Executive 90 days after the signing of this Agreement.

     Stock options of Seventy Five Thousand (75,000) of common stock to be granted with vesting over twelve (12) months and the price to be $1.50 for each option for the purchase of one share of common stock of Universal Broadband Communications, Inc. Employer's Board of Directors may award, at any time, by way of bonus or otherwise, as a portion of the base salary or by way of bonus stock options in favor of Executive. Employer's Board of Directors agrees to act in food faith (with the Executive abstaining from any decision relating to Executive salary in the event the Executive shall be a member of the Board of Directors) and shall set the Executive's salary and/or stock option awards for ensuing years based upon performance of the Executive, taking into account consideration compensation paid to Executives of other similar sized entities and businesses within the same or similar industries. Nothing herein contained shall be deemed to limit, to any extent, the right of the Employer's Board of Directors to award, in their sole and absolute discretion, bonuses in addition to the base salary or any stock options granted with such bonus to be paid in either salary, accrued or otherwise, and/or stock option, provided herein, which bonuses may from time to time be granted in favor of Executive.

     Executive shall be entitled to participate in any and all other employee benefits and plans (Health, Dental & 401k), that may be developed and adopted by Employer to which Executive is eligible to participate.

4.   INSURANCE
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     Employer agrees to provide Executive with health and life insurance benefits, with health benefits to include medical and dental insurance. Employee may also apply for a "keyman" life insurance policy with Employer as beneficiary of the policy.

5.   VACATION
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     Executive shall be entitled to accrue up to four (4) weeks vacation during each year of the Term of this Agreement, with no more than two (2) weeks to be taken in a consecutive period. Vacation benefits shall not accrue above four (4) weeks at any time. Employer's Board of Directors, in its discretion, may waive the provision with respect to unused vacation time.

     Executive shall receive five (5) days of paid Personal Time per year. Unused accrued Personal Time has no cash value.

6.   AGREEMENT NOT TO COMPETE/
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     TRADE SECRETS AND CONFIDENTIAL INFORMATION
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     Executive recognizes that he may occupy a position of trust with respect to business and technical information of Employer, which information shall be the property of Employer and/or its affiliates. Executive further acknowledges that Employer's agreement to pay the compensation provided hereunder shall be based upon Executive's agreement that he shall not render consulting services or otherwise provide benefits to any entity or individual who shall directly or indirectly be in competition with Employer. Executive therefore agrees that:

     (a) During the term of this Agreement, unless terminated earlier by either party, and for any additional period which Employer may be providing benefits, under the Terms of this Agreement, Executive will not engage in nor have any material interest in any business, person, firm, corporation or any other entity whether as an advisor, principal, employee, independent contractor, agent, partner, officer, director, stockholder or member of any association or otherwise that engages in any activity within any of the states, United States or any foreign country in which the Employer conducts its business which activity is the same as or materially similar to or directly competitive with any activity engaged in by the Employer; or any affiliate, parent or entity associated with Employer.

          Ownership of less that two and one-half percent (2.5%) of the outstanding shares of capital stock or beneficial interest in an entity shall not constitute a breach of this section.

     (b) Executive shall not, directly or indirectly, without the prior written consent of the Employer (which may be withheld at the sole discretion of Employer), disclose to any person other than employees of Employer or any affiliate, parent or entity associated with Employer, any Confidential Information.

     (c) Executive shall not, directly or indirectly, without the prior written consent of the Employer, which may be withheld at its sole discretion, use any Confidential Information for Executive's own use independent of Employer or any affiliate, parent or entity associated with Employer.

     (d) Executive shall return promptly upon the termination of this Agreement, or otherwise upon the request of Employer, any and all originals and copies of any documentation or materials containing any Confidential Information.

     (e) For purposes of this Agreement, the term "Confidential Information" shall include information of the nature and in the form specified below which is owned by or in the possession of Employer which is disclosed to the Employer in connection with the business of the Employer, which information relates to (i) potential or existing acquisitions of Employer, (ii) the Employer's financial data,
(iii) the Employer's employee compensation or performance data, and (iv) any other information identified to the Executive as confidential by the Employer, an executive officer thereof; provided, however, that this provision shall not apply to any information which is publicly available, or become available to Executive from any third party who is not breaching, to the knowledge of Executive, any obligation of confidentiality to Employer, or to any disclosures which are required to be made under legal process, by subpoena or other court order.

7.   TERMINATION
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     Employer shall have the right to terminate this Agreement for any of the following reasons by serving written notice upon Executive:

     (a) willful breach of, habitual neglect of, willful failure to perform, or inability to perform, Executive's duties and obligations as Chief Financial Officer;

     (b) illegal conduct, constituting a crime involving moral turpitude, conviction of a felony, or any conduct detrimental to the interests of Employer;

     (c) physical or mental disability rendering Executive incapable of performing his duties for a consecutive period of 180 days, or by death. In the event of such disability, Employer will provide salary continuation for 180 days, less accrued sick leave. Accrued sick leave is to be utilized until exhausted PRIOR to salary continuation provided herein; or

     (d) determination by Employer's Board of Directors that the continued employment of Executive is detrimental to the best interests of Employer, or for any reason whatsoever as determined by Employer's Board of Directors and in the sole and absolute discretion of Employer's Board of Directors.

     In the event this Agreement is terminated for any of the reasons specified in the paragraphs (a), (b) or (c) above, Executive will be paid two (2) weeks' salary calculated as of the date of Executive's termination, plus any pay in lieu of vacation accrued to, but not taken as of the date of termination. Such termination pay shall be considered to be in full and complete satisfaction of any and all rights, which Executive may enjoy under the Terms of this Agreement other than rights, if any, to exercise any of the stock options vested prior to such termination. The insurance benefits provided herein shall be extended at Employer's sole cost until the end of the month in which Executive is terminated.

     In the event this Agreement is terminated for any reason specified in paragraph (d) above, Executive shall be entitled to termination pay in an amount equal to one (1) month of Executive's then base annual salary. Such termination pay shall be paid in one lump sum and shall be considered to be in full and complete satisfaction of any and all rights which Executive may enjoy under the Terms of this Agreement including any pay in lieu of vacation accrued to, but not taken as of the date of termination.

     Where termination is pursuant to paragraph (d) above, the insurance benefits provided herein shall be extended at Employer's sole cost for the remainder of the month in which Executive is terminated.

     Executive shall give thirty (30) days prior notice, in writing, to Employer in the event Executive resigns or voluntarily terminates employment.

8.   INDEMNIFICATION
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     To the extent permitted by law, Employer shall defend and indemnify Executive if he was or is a party of or is threatened to be made a party in any action brought by a third party against Executive (whether or not Employer is joined as a party defendant) against expenses, including attorney's fees, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with said action if Executive acted in good faith and in a manner Executive reasonably believed to be in the best interest of Employer (and with respect to a criminal proceeding if Executive had no reasonable cause to believe his conduct was unlawful), provided that the alleged conduct of Executive arose out of and was within the course and scope of his employment as an officer or employee of Employer.

9.   ARBITRATION
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     Any dispute related to the interpretation of enforcement of this Employment Agreement shall be enforceable only by arbitration in the County of Orange, California (or such other metropolitan area to which the Employer's principal executive offices may be relocated), in accordance with the commercial arbitration rules then in effect of the American Arbitration Association, before a panel of three arbitrators, one of whom shall be selected by the Employer, the second of whom shall be selected by the Executive and the third party of whom shall be selected by the other two arbitrators. In the absence of the American Arbitration Association, or if for any reason arbitration under the arbitration rules of the American Arbitration Association cannot be initiated, or if one of the parties shall fail or refuses to select an arbitrator, or if the parties failed or refused to select an arbitrator, or if the arbitrators selected by the Employer and the Executive cannot agree on the selection of the third arbitrator within seven (7) days after such time as the Employer and the Executive have each been notified of the selection of the other's arbitrator, the necessary arbitrator or arbitrators shall be selected by the presiding judge of the court of general jurisdiction in the metropolitan area where arbitration under this section would otherwise have been conducted. Each arbitrator selected as provided herein is required to be or have been a director or an executive officer for a corporation whose shares of common stock were listed during at least one year of such service on the New York Stock Exchange or the American Stock Exchange or quoted on the National Association if Securities Dealers Automated Quotations System. The arbitrators shall award to the Employer its legal fees and expenses incurred in connection with any arbitration proceeding is commenced by the Executive and the Executive has no reasonable basis for initiating such proceeding. Any award entered by the arbitrators shall be final, binding and nonappealable and judgment may be entered thereon by any party in accordance with applicable law in any court or competent jurisdiction except to the extent an Arbitration award is appealable under applicable law. This arbitration provision shall be specifically enforceable.

10.  RETURN OF DOCUMENTS
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     Executive expressly agrees that all manuals, documents, files, reports, studies, instruments or other materials used or developed by Executive during the Term are solely the property of Employer, and Executive has no right, title of interest therein. Upon termination of this Agreement, Executive or Executive's representatives shall promptly deliver possession of all of said property to Employer in good condition.

11.  NOTICES
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     All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given (i) if personally delivered against written receipt, when so delivered, (ii) if mailed by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below, five
(5) business days after being so mailed, (iii) if given by telefax or telecopier, once such notice or other communication is transmitted to the telex or telecopier number specified below and the appropriate answer back or telephonic confirmation is received, provided that such notice or other communication is promptly thereafter delivered in accordance with the provision of clause (i), (ii), or (iii) hereof, or (iii) if sent through a nationally recognized overnight service which guarantees next day delivery, on (1) business day after being so sent:

     If to the Executive:

     STEPHEN A. GARCIA
     9839 La Arena Circle
     Fountain Valley, CA  92708

     If to the Employer:

     UNIVERSAL BROADBAND COMMUNICATIONS, INC.
     18200 Von Karman Avenue, 10th Floor
     Irvine, California 92612

     Any party may give any notice, request, demand, claim or other communication hereunder using any other means (including ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice in manner herein set forth.

12.  SUCCESSORS AND ASSIGNS
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     (a) OF THE EMPLOYER. The Employer shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business and/or assets of the Employer expressly to assume and to agree to perform this Agreement in the same manner and to the same extent to the Employer would be required to perform if no such succession had taken place. This Agreement shall be binding upon the Employer and any successor of or to the Employer, including without limitation any person acquiring directly or indirectly all or substantially all of the business and/or assets of the Employer whether by sale, merger, consolidation, reorganization or otherwise (and such successor shall thereafter be deemed the "Employer" for the purposes of this Agreement), but shall not otherwise be assignable or delegable by the Employer without the written consent of the Employee which may be withheld or granted in the sole discretion of the Employee.

     (b) OF THE EXECUTIVE. This Agreement shall inure to the benefit of and be enforceable by the personal or legal representatives, executors, administrators, successors, assigns, heirs, distributes and/or legatees of the Executive, although duties of Executive are not assignable.

     (c) SEVERABILITY. Any provision of this Agreement which is deemed invalid, illegal, or unenforceable in any jurisdiction shall, as to that jurisdiction and subject to this paragraph be ineffective to the extent of such invalidity, illegality, or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provisions of this Agreement invalid, illegal, or unenforceable in any other jurisdiction, provided that by reason thereof the obligations of Executive hereunder are not increased or expanded. If any covenant should be deemed invalid, illegal or unenforceable because its scope is considered excessive, such covenant shall be modified so that the scope of the covenant is reduced only to the minimum extent necessary to render the modified covenant valid, legal and enforceable.

     (d) ENTIRE AGREEMENT. This document constitutes the final, complete, and exclusive embodiment of the entire agreement and understanding among the parties related to the subject matter hereof and supersedes and preempts any prior or contemporaneous understandings, agreements, or representations by or between the parties, written or oral.

     (e) COUNTERPARTS. This Agreement may be executed on separate counterparts, any one of which need not contain signatures of more than one party, but all of which taken together with constitute one and the same agreement.

     (f) AMENDMENTS. No amendments or other modifications to this Agreement may be made except by writing signed by all parties. No amendment or waiver of this Agreement requires the consent of any individual, partnership, corporation or other entity not a party to this Agreement. Nothing in this Agreement, expressed or implied, is intended to confer upon any third person any rights or remedies under or by reason of this Agreement.

     (g) CHOICE OF FORUM. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the internal law, and not the law of conflicts, of the Sate of California.

13.  BENEFIT OF AGREEMENT
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     This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective executors, administrators, successors and assigns.

14.  APPLICABLE LAW
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     This Agreement is made and entered into in the State of California, and the laws of said State shall govern the validity and interpretation hereof, and the performance of the parties hereto and their respective duties and obligations hereunder.

15.  CAPTIONS AND PARAGRAPGH HEADINGS
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     Captions and paragraph headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.

16.  INVALID PROVISIONS
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     Should any provision of this Agreement for any reason be declared invalid, void, or unenforceable by a court of competent jurisdiction, the validity and binding effect of any remaining portions shall not be affected and the remaining portions of this Agreement shall remain in full force and effect as if this Agreement had been executed with said provision eliminated.

17.  ENTIRE AGREEMENT
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     This Agreement contains the entire agreement of the parties and it supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of Executive by Employer, except to the extent that it is contemplated that Executive and Employer may enter into a stock option agreement and/or salary continuation agreement. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, oral of otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding. This Agreement may not be modified or amended by oral agreement, but only by an agreement in writing signed by Employer and Executive.

18.  CONFIDENTIALITY
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     This Agreement is to be held confidential. Willful breach of such confidentiality by Executive will be subject to termination under the provisions of 8(a) of this Agreement.

19.  LEGAL COSTS
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     If either Executive or Employer commences an action against the other arising out of or in connection with this Agreement, the prevailing party shall be entitled to have and recover from the losing party reasonable attorney fees and costs of suit.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and years first above written.

EMPLOYER:                               EXECUTIVE:

UNIVERSAL BROADBAND COMMUNICATIONS, INC.
a Nevada Corporation


By: /s/ MARK ELLIS                       /s/ STEPHEN A. GARCIA
   --------------------------------     --------------------------------
                                        STEPHEN A. GARCIA
Its: President
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